Exhibit 99.1

United States Short Oil Fund, LP

Monthly Account Statement

For the Month Ended October 31, 2017

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(370,160)
Unrealized Gain (Loss) on Market Value of Futures	(98,980)
Dividend Income	2,460
Interest Income	6,070
Total Income (Loss)	$(460,610)

Expenses
General Partner Management Fees	$5,066
Professional Fees	11,732
Brokerage Commissions	1,599
Non-interested Directors' Fees and Expenses	75
Prepaid Insurance Expense	102
NYMEX License Fee	127
Total Expenses	18,701
Expense Waiver	(12,365)
Net Expenses	$6,336
Net Income (Loss)	$(466,946)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 10/1/17	$9,903,373
Net Income (Loss)	(466,946)

Net Asset Value End of Month	$9,436,427
Net Asset Value Per Share (150,000 Shares)	$62.91

To the Limited Partners of United States Short Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended October 31, 2017 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Short Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612